Exhibit 10.1

Minutes of Settlement

Between:     Deep Well Oil & Gas, Inc. and
Northern Alberta Oil Ltd.
Deep Well Oil & Gas (Alberta) Ltd., ("the Farmor")

and

1350826 Alberta Ltd. (the Farmee")

and

Andora Energy Corporation ("Andora")

Whereas the parties are the successors in interest to a Farmout Agreement dated February 25, 2005, as amended, attached hereto as Schedule "A";

And whereas Andora is the beneficial owner of 3 percentage points of the Gross Overriding Royalty created under a royalty agreement dated December 12, 2003 originally between Mikwec Energy Canada Ltd. and Nearshore Petroleum Corporation (the “Nearshore ORR”)

And whereas a dispute has arisen with respect to the performance of the Farmee's obligations under clause 4 of the Farmout Agreement and the selection of earned sections under clause 4;

And whereas the parties have mediated and resolved these differences and certain collateral matters on the terms contained herein:

1.	The Farmee shall be regarded as having earned the two sections on which the Option Wells were drilled and 4 additional sections of its choosing, which shall consists of the following:

•	40% W.I. Twp 91 Range 12 W5 sections 29 & 28
•	40% W.I. Twp 91 Range 13 W5 section 25
•	40% W.I. Twp 92 Range 13 W5 section 1
•	40% W.I. Twp 91 Range 12 W5 section 32
•	40% W.I. Twp 91 Range 12 W5 section 30

(the "Earned Sections")

2.
Farmee and Andora acknowledge that their only interest in the Nearshore ORR in the 12 sections earned by Farmee under the Farmout Agreement is 3 percentage points of the Nearshore ORR on the Farmor's 40% beneficial interest in such sections.

Further, should the Farmee or Andora acquire any additional percentage points of the Nearshore ORR, the additional percentage points of the Nearshore ORR will only apply to Farmor’s 40% beneficial interest on those additional lands where a 40% beneficial interest was transferred by Farmor to Farmee.

3.	The Farmee shall provide the following information to the Farmor:

•	a complete copy of the well files;
•	a copy of the interpretation of the reprocessed seismic information;
•	a copy of all aero-magnetic studies and geo-physical interpretations;
•	a copy of the D&M Report.

4.	The parties shall jointly discontinue and release the other with respect to Court of Queen's Bench Action No. 0701-05692 Claim and Counterclaim.

5.
The Farmee shall sign an authorization permitting any present or former employee of the Farmor or its predecessor to disclose and discuss with the Farmor technical information known to them regarding the Sawn Lake Project.

6.
The Farmee expressly acknowledges that the Farmor has the right to perform such retesting with respect to the Option Wells as it may choose to perform at the Farmor's sole cost and expense. If, however, such retesting results in the production of at least 100 barrels of oil per day for 20 consecutive days, the Farmee shall share in such costs to the extent of its Working Interest ownership.

7.	The Farmee, within 30 days, will reconvey registered title to all unearned sections of the Farmout Lands to the Farmor.

8.
The Farmee agrees and acknowledges that it has no ownership or interest in any other sections of the Farmout Lands other than what it has previously earned pursuant to clause 3 of the Farmout Agreement and in those sections indicated in paragraph 1 of this Settlement Agreement.

9.
The Farmor and Farmee agree to use their best efforts to negotiate and enter into a new Joint Operating Agreement with respect to the Farmout Lands using the UK Operating Agreement as a working document. Until such time as a new Joint Operating Agreement is executed, the Operating Procedure as defined in the Farmout Agreement shall continue to govern the relationship between the Farmor and the Farmee. With respect to the lands earned under clause 3 of the Farmout Agreement and the lands described in paragraph 1 of this Agreement, the Farmee shall be designated as the Operator.

10.	The parties shall execute such additional documents as may be necessary to give effect to the above terms.

Agreed to this 26th day of November 2007.

Deep Well Oil & Gas, Inc.	1350826 Alberta Ltd.
Northern Alberta Oil Ltd.
Deep Well Oil & Gas (Alberta) Ltd.

/s/ Curtis Sparrow	/s/ Jeff Chisholm
Per:	Per:

Andora Energy Corporation

/s/ Jeff Chisholm
Per: